UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 21, 2025

MARQETA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40465	27-4306690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
180 Grand Avenue, 6th Floor
Oakland, California 94612
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (510) 671-5437
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MQ	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Principal Accounting Officer

As of October 21, 2025, the Board of Directors of Marqeta, Inc. (the “Company” or “Marqeta”) designated Sarah Barkema, the Company’s Chief Accounting Officer, as the Company’s Principal Accounting Officer, effective as of the same date. In connection with Ms. Barkema’s designation, Mike Milotich, the Company’s Chief Executive Officer and Chief Financial Officer, will no longer be designated as the Company’s Principal Accounting Officer.

Ms. Barkema, age 43, has served as Chief Accounting Officer at Marqeta since September 2024. Prior to joining Marqeta, she served as the Chief Accounting Officer at Stitch Fix, Inc. from November 2021 until September 2024. Previously, she held financial leadership roles at Fortive, from February 2018 until November 2021, and VF Corporation from October 2016 until February 2018. Throughout her career, Ms. Barkema has held accounting and reporting roles at companies including NW Natural, Nike, and Deloitte & Touche. She has a BBA in Accounting from the University of Iowa and earned an MBA in Accounting from Pittsburg State University.

Ms. Barkema has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Ms. Barkema is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARQETA, INC.
Date: October 24, 2025	/s/ Michael (Mike) Milotich
Michael (Mike) Milotich
Chief Executive Officer and Chief Financial Officer